Exhibit 99.1

Main Street and Main Inc. Announces Its 2003 Second Quarter Results

    PHOENIX--(BUSINESS WIRE)--Aug. 12, 2003--Main Street and Main Inc. (Nasdaq: MAIN), the world's largest franchisee of T.G.I. Friday's restaurants and the owner and operator of the Bamboo Club and the Redfish Seafood Grill and Bar restaurant concepts, today announced its operating results for the second quarter ended June 30, 2003.
    For the quarter ended June 30, 2003, the company reported net income of $1.5 million, or $0.11 per diluted share (14.1 million diluted shares outstanding), compared with net income of $1.3 million, or $0.08 per diluted share (15.3 million diluted shares outstanding), for the comparable quarter in 2002. During the second quarter of 2003, the company recorded no income tax expense as a result of the utilization of operating loss carryforwards. In the prior year's quarter we incurred an income tax expense of 18%, our effective tax rate at that time, which amounted to approximately $.02 per share.
    The earnings increase in 2003 from the comparable quarter in 2002 was primarily a result of improving economic conditions and stronger profit margins, five more restaurants open in this quarter versus the prior year's quarter, and lower pre-opening, income taxes and general and administrative costs. These increases were offset by higher interest expense as a result of higher borrowings in 2003 versus 2002.
    Revenue for the quarter ended June 30, 2003, was $60.1 million compared with revenue of $57.9 million for the comparable quarter in 2002. This net 3.8% increase in revenue was primarily due to the impact of new restaurants opened in 2002 and a same-store sales increase of 1.3%, compared with a 1.5% increase in same-store sales for the comparable quarter in 2002.
    Bart Brown, chief executive officer, and Bill Shrader, president and COO, stated, "The economy during the early part of the second quarter of 2003 exhibited the same sluggish characteristics as we saw in the last half of the first quarter as a result of the Iraq War. But in June, the Friday's media campaign was effective in attracting customers and gave a nice boost to our revenue. We are very pleased to see a return of positive same-store sales. In fact, revenue of $60 million for a quarter is an all-time company record."
    Our measure of operating cash flow is known as EBITDA, which was $4.8 million in the second quarter 2003 and $4.3 million in the same quarter last year, computed as follows (in millions):


                                         Quarter ended   Quarter ended
                                           June 2003       June 2002
                                       ---------------- --------------
Net Income                                     $1.5           $1.3
Add-Income taxes                                  -             .2
       -Interest expense                        1.0             .8
       -Depreciation                            2.1            1.9
       -Amortization                             .2             .1

EBITDA                                         $4.8           $4.3


    Brown and Shrader continued, "We are pleased with our financial results for the quarter, which reflected our efforts to strengthen profitability in all of our key brands (T.G.I. Friday's, Redfish and the Bamboo Club), and to reduce expenses with a more conservative new store development schedule. These factors combined to help us preserve our cash, and, along with a good level of EBITDA in both the first and second quarters of 2003, allowed us to meet our debt covenants at the end of the second quarter."

    New Store Openings

    As we have previously announced, we remain focused on a conservative approach to new store development and have cancelled some selected leases for sites where we have not started construction. During the second quarter, we expensed $25,000 for lease termination costs for one additional lease (which is still in the process of negotiation) and have paid approximately $377,000 (previously accrued) on two sites in connection with the cancellation of signed leases.
    During the quarter, we opened our newest Bamboo Club location in Novi, Mich., just outside of Detroit, and one T.G.I. Friday's location in the Desert Ridge Mall, Phoenix.
    Our last planned opening for 2003 will be a Bamboo Club location in the Desert Ridge Mall, Phoenix, which we plan to open in the fourth quarter of 2003. In August, the company competed negotiations to settle its lawsuit involving the Bamboo Club location in Raleigh, N.C. The settlement includes a lease modification and commitment by us to build the restaurant. Construction is scheduled to start very soon and we expect to be open before the end of this year.
    Additional Bamboo Club sites will be considered depending on the economy and the performance of our existing Bamboo Club restaurants. No new lease agreements have been completed or signed. Future new sites will be considered only when there is greater clarity relative to the positive progress of our economy.

    Sale of Assets

    As we have previously mentioned, we periodically evaluate our assets and consider sales when we deem appropriate. In July 2003, we announced the sale of three of our T.G.I. Friday's restaurants in the greater Sacramento, Calif. area to Capital City Restaurants Inc. which is based in Sacramento. Brown, chief executive officer, said, "This was an opportunity for us to sell assets in a non-core location for a good premium to generate cash to provide a cushion for working capital. When we pay off debt and payables associated with these locations we should have approximately $3.4 million in new cash. We will use this cash for managing our debt repayments and new store development."

    Earnings Conference Call

    As a reminder, our earnings conference call is scheduled for today, Tuesday, Aug. 12, 2003, at 5 p.m. EST. The toll-free dial-in number is 800-901-5213 (or 617-786-2962 for international calls), and the participant passcode is 53035205. You can visit our Web site at http://www.mainandmain.com for a replay.

    Main Street and Main Inc. is the world's largest franchisee of T.G.I. Friday's restaurants, operating 57 T.G.I. Friday's, five
Redfish, 10 Bamboo Club, and one Cooper'stown restaurants.

    This press release contains forward-looking statements regarding the company's business strategies, business outlook, anticipated new store openings, and revenue and earnings expectations. These forward-looking statements are based primarily on the company's expectations and are subject to a number of risks and uncertainties, some of which are beyond the company's control. Actual results could differ materially from the forward-looking statements as a result of numerous factors, including those set forth in the company's Form 10-K and 10Q Reports as filed with the Securities and Exchange Commission.


              MAIN STREET AND MAIN INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED BALANCE SHEETS
            (In Thousands, Except Par Value and Share Data)

                                                  June 30,   Dec. 30,
                                                     2003      2002
                                                 ----------- ---------
                                                 (unaudited)
ASSETS
Current assets:
     Cash and cash equivalents                       $3,954    $5,621
     Accounts receivable, net                         1,705     1,997
     Inventories                                      2,742     2,832
     Prepaid expenses                                 2,533     2,104
                                                 ----------- ---------
          Total current assets                       10,934    12,554
Property and equipment, net                          71,396    71,265
Other assets, net                                     2,375     2,449
Goodwill, net                                        22,995    22,995
Franchise fees, net                                   3,088     3,132
                                                 ----------- ---------
          Total assets                             $110,788  $112,395
                                                 =========== =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Current portion of long-term debt               $3,795    $3,502
     Accounts payable                                 5,500     8,073
     Other accrued liabilities                       16,344    16,007
                                                 ----------- ---------
          Total current liabilities                  25,639    27,582
Long-term debt, net of current portion               49,872    51,998
Other liabilities and deferred credits                3,509     3,205
                                                 ----------- ---------
          Total liabilities                          79,020    82,785
                                                 ----------- ---------

Commitments and contingencies

Stockholders' equity:
Preferred stock, $.001 par value, 2,000,000
 shares authorized; no shares issued and
  outstanding in 2003 and 2002                           --        --
Common stock, $.001 par value, 25,000,000 shares
 authorized;
  14,142,000 shares issued and outstanding in
   2003 and 2002                                         14        14
Additional paid-in capital                           53,927    53,927
Accumulated deficit                                 (19,209)  (21,827)
Other comprehensive loss                             (2,964)   (2,504)
                                                 ----------- ---------
          Total stockholders' equity                 31,768    29,610
                                                 ----------- ---------
                Total stockholders' equity and
                 liabilities                       $110,788  $112,395
                                                 =========== =========


   The accompanying notes are an integral part of these condensed consolidated financial statements.




              MAIN STREET AND MAIN INC. AND SUBSIDIARIES
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (In Thousands, Except Per Share Amounts)


                                                  Three Months Ended
                                                ----------------------
                                                      (unaudited)

                                                  June 30,   July 1,
                                                    2003       2002
                                                ----------- ----------

Revenue                                            $60,110    $57,898
                                                ----------- ----------

Restaurant operating expenses
     Cost of sales                                  15,888     15,775
     Payroll and benefits                           18,654     18,032
     Depreciation and amortization                   2,083      1,935
     Other operating expenses                       18,143     16,852
                                                ----------- ----------
          Total restaurant operating expenses       54,768     52,594
                                                ----------- ----------

Income from restaurant operations                    5,342      5,304

     Depreciation and amortization of
      intangible assets                                149         85
     General and administrative expenses             2,224      2,378
     Preopening expenses                               358        440
     New manager training expenses                      69         90
     Impairment charges and other                       25          -
                                                ----------- ----------

Operating income                                     2,517      2,311

     Interest expense and other, net                   971        770
                                                ----------- ----------

Net income before income tax                         1,546      1,541

    Income tax expense                                   -        277
                                                ----------- ----------


Net Income                                          $1,546     $1,264
                                                =========== ==========


Basic earnings per share
Net Income                                           $0.11      $0.09
                                                =========== ==========

Diluted earnings per share
Net Income                                           $0.11      $0.08
                                                =========== ==========


Weighted average number of shares outstanding
       -- Basic                                     14,142     14,084
                                                =========== ==========

Weighted average number of shares outstanding
       -- Diluted                                   14,142     15,258
                                                =========== ==========


   The accompanying notes are an integral part of these condensed consolidated financial statements.




              MAIN STREET AND MAIN INC. AND SUBSIDIARIES
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (In Thousands, Except Per Share Amounts)


                                                 Six Months Ended
                                              -----------------------
                                                   (unaudited)
                                                June 30,     July 1,
                                                  2003         2002
                                              ----------- -----------

Revenue                                         $117,696    $113,227
                                              ----------- -----------

Restaurant operating expenses
     Cost of sales                                31,746      30,958
     Payroll and benefits                         36,352      35,166
     Depreciation and amortization                 4,268       3,767
     Other operating expenses                     35,217      32,684
                                              ----------- -----------
          Total restaurant operating expenses    107,583     102,575
                                              ----------- -----------

Income from restaurant operations                 10,113      10,652

     Depreciation and amortization of
      intangible assets                              298         176
     General and administrative expenses           4,360       4,542
     Preopening expenses                             523         882
     New manager training expenses                   165         218
     Impairment charges and other                     25           -
                                              ----------- -----------

Operating income                                   4,742       4,834

     Interest expense and other, net               2,125       1,736
                                              ----------- -----------

Net income before income tax                       2,617       3,098

    Income tax expense                                 -         566
                                              ----------- -----------



         Net income                               $2,617      $2,532
                                              =========== ===========

Basic earnings per share

         Net income                                $0.19       $0.18
                                              =========== ===========

Diluted earnings per share

         Net income                                $0.19       $0.17
                                              =========== ===========

 Weighted average number of shares
  outstanding
       -- Basic                                   14,142      14,069
                                              =========== ===========

Weighted average number of shares outstanding
       -- Diluted                                 14,142      15,006
                                              =========== ===========


  The accompanying notes are an integral part of these condensed consolidated financial statements.




              MAIN STREET AND MAIN INC. AND SUBSIDIARIES
            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (In Thousands)

                                                  Six Months Ended
                                               -----------------------
                                                     (unaudited)

                                                 June 30,     July 1,
                                                   2003        2002
                                               ----------- -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income                                    $2,617      $2,532
     Adjustments to reconcile net income to
      net cash provided by operating activities:
          Depreciation and amortization             4,566       3,943
     Changes in assets and liabilities:
          Accounts receivable, net                    292       1,020
          Inventories                                  90        (275)
          Prepaid expenses                           (429)       (374)
          Other assets, net                           (17)       (845)
          Accounts payable                         (2,573)     (5,236)
          Other accrued liabilities and
           deferred credits                           182       1,324
                                               ----------- -----------
                    Cash provided by operating
                     activities                     4,728       2,089
                                               ----------- -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Net additions to property and equipment       (4,512)     (7,810)
     Cash paid to acquire franchise rights            (50)        (50)
                                               ----------- -----------
                    Cash used in investing
                     activities                    (4,562)     (7,860)
                                               ----------- -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Long-term debt borrowings                          -       7,435
     Principal payments on long-term debt          (1,833)     (2,528)
    Proceeds received from the exercise of
     stock options                                      -         244
                                               ----------- -----------
                    Cash provided (used)  by
                     financing activities          (1,833)      5,151
                                               ----------- -----------

NET CHANGE IN CASH AND CASH EQUIVALENTS            (1,667)       (620)
CASH AND CASH EQUIVALENTS, BEGINNING                5,621       9,466
                                               ----------- -----------
CASH AND CASH EQUIVALENTS, ENDING                  $3,954      $8,846
                                               =========== ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
     Cash paid during the period for income
      taxes                                             3          47
     Cash paid during the period for interest      $2,388      $1,821
                                               =========== ===========


  The accompanying notes are an integral part of these condensed consolidated financial statements.

    CONTACT: Main Street and Main Inc., Phoenix
             Michael Garnreiter, 602-852-9000
             Michaelg@mstreetinc.com